TRACTOR SUPPLY COMPANY TO ACQUIRE ALLIVET, A LEADING ONLINE PET AND ANIMAL PHARMACY
Acquisition expands benefits for Tractor Supply’s 37 million Neighbor’s Club members with a convenient, low-cost pharmacy solution for pets and animals

Brentwood, Tenn., October 24, 2024 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retailer in the United States (the “Company”), today announced it has signed a definitive agreement to acquire Allivet, a privately held online pet pharmacy. The acquisition of Allivet will complement and strengthen Tractor Supply’s portfolio offering for companion animals, equestrian and livestock customers and unlock new opportunities for growth. This acquisition will also allow the Company to introduce a convenient, low-cost pet and animal pharmacy solution for its 37 million Neighbor’s Club members.

Compelling Strategic Benefits to Tractor Supply
•Creates significant opportunity to gain share of wallet with its 37 million Neighbor’s Club members, approximately 75% of whom are pet owners
•Complements and strengthens existing product and services offering
•Expands the Company’s total addressable market by $15 billion
•Solidifies longstanding partnership between companies
•Leverages strong financial profile of Allivet with expected diluted earnings per share accretion in year one

The Company anticipates leveraging its store footprint and digital offerings to expand Allivet’s reach and sales opportunity. For the last several years, Allivet’s PetRx platform has been a partner with Tractor Supply to offer digital pet pharmacy service under the Tractor Supply brand.

Since its founding in 1992, Allivet has grown to be a leading online pet pharmacy fully licensed in all 50 states with three distribution centers that allow it to efficiently serve the needs of its customers and reach a large majority of the U.S. with next day delivery. Allivet has a proven platform to make pet parenting easier by providing convenient access to brand-name medications, expert pharmacy advice and automatic delivery with its auto-ship program.

“We are pleased to announce the acquisition of Allivet, a leading online pet pharmacy. This acquisition enhances the benefits we can offer to our 37 million Neighbor’s Club members with an easy and cost-effective solution to obtain medications and specialty items for their pets and livestock. Allivet is a best-in-class platform with an exceptional management team and a robust financial profile. This strategic tuck-in acquisition exemplifies our commitment to delivering value and growth as we expand our total addressable market. We look forward to welcoming the Allivet team to Tractor Supply,” said Hal Lawton, Tractor Supply’s president and chief executive officer.

Ujjwal Dhoot, chief executive officer of Allivet said, “We are excited for Allivet to join forces with Tractor Supply. With Tractor Supply, we can expand our reach and bring the purpose of our product offering and website to millions of customers. As part of Tractor Supply, we will accelerate our growth and innovation to continue to help pets live long healthy lives by making it easier for pet owners to care for them.”

The transaction is subject to customary closing conditions, including receipt of applicable regulatory approvals. The transaction is expected to close in Tractor Supply’s fiscal first quarter of 2025. The deal is an all-cash transaction that Tractor Supply anticipates financing through its balance sheet.

About Tractor Supply Company
For more than 85 years, Tractor Supply Company (NASDAQ: TSCO) has been passionate about serving the needs of recreational farmers, ranchers, homeowners, gardeners, pet enthusiasts and all those who enjoy living Life Out Here. Tractor Supply is the largest rural lifestyle retailer in the U.S., ranking 293 on the Fortune 500. The Company’s more than 50,000 Team Members are known for delivering legendary service and helping customers pursue their passions, whether that means being closer to the land, taking care of animals or living a hands-on, DIY lifestyle. In store and online, Tractor Supply provides what customers need – anytime, anywhere, any way they choose at the low prices they deserve.

As of September 28, 2024, the Company operated 2,270 Tractor Supply stores in 49 states. For more information on Tractor Supply, visit www.tractorsupply.com.

Tractor Supply Company also owns and operates Petsense by Tractor Supply, a small-box pet specialty supply retailer providing products and services for pet owners. As of September 28, 2024, the Company operated 205 Petsense by Tractor Supply stores in 23 states. For more information on Petsense by Tractor Supply, visit www.Petsense.com.

About Allivet.com
Allivet, a leading pet pharmacy founded in 1992, provides quality prescription and over-the-counter pet medications. The company also provides strategic partnership solutions to customers through retail and e-commerce channels. Their market pioneering 'PetRx-as-a-Service' platform business is growing rapidly with marquee partners such as American Kennel Club (AKC), Tractor Supply, Fetch Pet Insurance, and others. Allivet is a pharmacy at the core, and their mission is to ensure better long-term health outcomes for pets by providing convenient access to pet medications, making compliance easier and supporting pet owners with expert advice and reliable service.

Forward-Looking Statements
This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate” and/or the negatives or variations of these terms or similar terminology. Such forward-looking statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including the closing of the transaction and the benefits expected therefrom. All forward-looking statements are based upon the Company’s current expectations, various assumptions, and data available from third parties. The Company’s expectations and assumptions are expressed in good faith, and the Company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including: the possibility that the transaction will not close or that the closing may be delayed; the possibility that we may be unable to obtain regulatory approval for the transaction; the potential for litigation or governmental investigations relating to the transaction; the occurrence of events, changes or circumstances that could give rise to the termination of the definitive agreement; the risk that we may be unable to successfully integrate the acquired business; the risk that we may not realize the benefits expected from the transaction; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the transaction; the risk that the funds required to complete the transaction become unavailable; completing the transaction may distract the Company’s management from other important matters; and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, quarterly reports on Form 10-Q, and in the Company’s other filings with the Securities and Exchange Commission which are available at http://sec.gov. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company assumes no obligation to update any such statement.

Contacts:
Investors
Mary Winn Pilkington (615) 440-4212
Joseph Underwood (615) 440-4658
investorrelations@tractorsupply.com

Media
Tricia Whittemore (615) 440-4410
corporatecommunications@tractorsupply.com